UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2001

CIDCO INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-23296	13-3500734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Cochrane Circle.
Morgan Hill, California 95037

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 779-1162

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

      On May 29, 2001, Cidco Incorporated (the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing a change to its ticker symbol due to a delay in filing its quarterly report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      The following Exhibit is filed with this report:

99.1	-	Press Release dated May 29, 2001

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIDCO INCORPORATED

Date: May 29, 2001	By: /s/ Richard D. Kent

Richard D. Kent Chief Financial Officer & Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 29, 2001